Exhibit 99.1

COMSovereign Acquires Fastback Networks, Adding Top-Performing “Sub-6 GHz” Backhaul for Public and Private Networks and Expanding Telecom IP Portfolio

- Acquisition Brings Existing Tier One Customers Along with Patents Vital to the Development of
5G Small Cells and Integrated Access and Backhaul (“IAB”) Radios -

DALLAS, TX – February 1, 2021 – COMSovereign Holding Corp. (Nasdaq: COMS) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions, announced today that it completed the acquisition of Skyline Technology Partners, LLC d/b/a Fastback Networks (“Fastback”). The transaction includes all operations, radio designs, customers, and intellectual property of Fastback.

Terms of the transaction include total consideration of approximately $14 million consisting of cash, debentures, and convertible debentures.

In addition to an installed base of tier one mobile network operator customers in North America, the acquisition is highlighted by a valuable intellectual property (“IP”) portfolio of sixty-five granted and six pending patents. These active patents cover many of the key systems and methods vital to 5G wireless networking including Signal Processing, Adaptive Antennas, Beam Forming/Steering, Self-Optimizing Networks, Spectrum Sharing and Hybrid Band Operations.

“We are pleased to have completed the Fastback transaction, expanding our installed base of tier one customers and bringing with it, broad and early patent coverage of many critical 5G enabling technologies,” said Dr. Dustin McIntire, CTO of COMSovereign Holding Corp. “We intend to quickly integrate Fastback into our operations so we can capitalize on growing customer interest in 4G LTE Advanced, 5G, and IAB small cells with integrated access and backhaul utilizing this unique IP.”

Since its founding in 2010, Fastback has been a leader in the development and commercialization of its intelligent backhaul radio (“IBR”) systems that deliver high-performance wireless connectivity to virtually any location including those challenged by Non-Line of Sight (NLOS) limitations. Fastback’s advanced IBR products allow operators to economically add capacity and density to their macrocells and expand service coverage density with small cells. These solutions also allow operators to both provide temporary cellular and data service utilizing mobile/portable radio systems and provide wireless Ethernet connectivity.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G-NR telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

About Fastback Networks

Fastback Networks delivers innovative technology for the mobile infrastructure of the future. Fastback solutions enable network operators to expand and enhance services, and private networks to secure, monitor, and manage operations via high-capacity data connectivity. With insights derived from the team’s experience building leading-edge radio and data networking solutions, Fastback Networks looks at the challenges of 4G/5GLTE deployment with fresh eyes and better ideas, and develops transformational mobile backhaul solutions that enable the acceleration of the mobile future. Fastback Networks is a privately held company that was initially funded by nationally recognized technology investment funds before it was acquired during 2017 by Skyline Technology Partners, LLC, and the company’s key employees.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward -looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID -19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations

COMSovereign Holding Corp.

813-334-9745

investors@comsovereign.com

Dave Gentry

RedChip Companies, Inc.

407-491-4498

dave@redchip.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net